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                                                                    EXHIBIT 23.1




DELOITTE &
TOUCHE LLP

                            Suite 1700                  Telephone: (404)220-1500
                            100 Peachtree Street        Facsimile: (404)220-1583
                            Atlanta, Georgia 30303-1911

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-33853 and 333-33763 of First Banking Company of Southeast Georgia on Form S-8 and Form S-3, respectively, of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1997.




/s/ Deloittte & Touche LLP

Atlanta, Georgia
March 27, 1998